Exhibit 5.2

Advocaten Notarissen Belastingadviseurs

Comet I B.V. (the “Issuer”) Prinses Beatrixlaan 35 2595 AK The Hague The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 22 March 2018		Prof. mr. M. van Olffen E martin.vanolffen@debrauw.com T +31 20 577 1500 F +31 20 577 1775
Our ref.	M29313243/4/20679009/rs

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of ordinary shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (notaris) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(b)	A copy of:

(i)	the Issuer’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce (Kamer van Koophandel);

(ii)	CB&I’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce;

(iii)	Comet II’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce; and

(iv)	each Trade Register Extract.

(c)	A copy of each Board Certificate.

(d)	The form of the Deed of Merger.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

In addition, I have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(f)	Confirmation through eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.

(g)

(i)	Confirmation by telephone from the court registry of the District Court of the place where the Issuer has its seat, derived from that Court’s Insolvency Register; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

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4	ASSUMPTIONS

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)

(i)	The entering into the Deed of Merger by the Merging Companies will have been validly authorised in accordance with the respective Merging Companies’ articles of association at the time of authorisation and all applicable laws (including, for the avoidance of doubt, Dutch law).

(ii)	The Deed of Merger will have been validly entered into by the Merging Companies and will have been validly executed in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(iii)	The Deed of Merger will have been drawn up, executed, and entered into in the form referred to in this opinion.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

(a)	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

[1]	In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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6	RELIANCE

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6(b) and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

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Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Martin van Olffen
Martin van Olffen

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Annex 1 – Definitions

In this opinion:

“Board Certificate” means each of:

(a)	the certificate of the Issuer dated the date of this opinion attached to this opinion as Annex 2;

(b)	the certificate of CB&I dated the date of this opinion attached to this opinion as Annex 3; and

(c)	the certificate of Comet II dated the date of this opinion attached to this opinion as Annex 4.

“CB&I” means Chicago Bridge & Iron Company N.V., a public liability company with corporate seat in Amsterdam, the Netherlands and Trade Register number 33286441.

“Comet II” means Comet II B.V., a private company with limited liability with corporate seat in Amsterdam, the Netherlands and Trade Register number 70292019.

“DCC” means the Dutch Civil Code (burgerlijk wetboek).

“Deed of Merger” means the draft notarial deed of merger relating to the Merger including the notarial statement (voetverklaring) referred to in section 2:318 paragraph 2 DCC dated 16 March 2018.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means Comet I B.V., a private company with limited liability with corporate seat in Amsterdam, the Netherlands and Trade Register number 70283079.

“Merger” means the merger within the meaning of article 2:309 and 2:333a DCC pursuant to which CB&I, as disappearing company, will merge with and into Comet II, as acquiring company, and whereby the Issuer will issue (toekennen) the Registration Shares.

“Merging Companies” means each of the Issuer, CB&I and Comet II.

“Registration” means the registration of the Securities with the SEC under the Securities Act.

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“Registration Shares” means the shares, nominal value of EUR 0.01, in the capital of the Issuer registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on form S-4 (Registration No. 333-    ) in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“Sanctions List” means:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)	Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da’esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; or

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extracts” means each of:

(a)	the Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 22 March 2018;

(b)	the Trade Register extract relating to CB&I provided by the Chamber of Commerce and dated 22 March 2018; and

(c)	the Trade Register extract relating to Comet II provided by the Chamber of Commerce and dated 22 March 2018.

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